EXHIBIT 99.25

                            2000 STOCK OPTION PLAN
                                      OF
                         COMMAND SECURITY CORPORATION

               1. Purpose. The purpose of this Stock Option Plan is to advance the interests of Command Security Corporation (the "Corporation") by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by Eligible Recipients upon whose judgment and keen interest the Corporation and its Subsidiaries are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such Eligible Recipients on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

               2. Definitions. When used in this Plan, unless that context otherwise requires:

                        (a) "Board of Directors" or "Board" shall mean the
               Board of Directors of Command security Corporation as constituted at any time.

                        (b) "Chairman of the Board" shall mean the person who
               at the time shall be Chairman of the Board of Directors.

                        (c) "Committee" shall mean the Stock Option Committee
               of the Board of Directors, as described in Section 3.

                        (d)  "Corporation" shall mean Command Security
               Corporation.

                        (e) "Eligible Recipients" shall mean employees of the
               Corporation or its Subsidiaries, including directors who are also employees but not directors who are not employees.

                        (f) "Fair Market Value" on a specified date shall
               mean the average of the bid and asked closing prices at which one Share is reported to have traded in the OTC Bulletin Board Service, as reported on the National Association of Securities Dealers Automated Quotation System, or the closing price for a Share on the stock exchange, if any, on which Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above is applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

                        (g) "Internal Revenue Code" shall mean the Internal
               Revenue Code of 1986, as amended.

                        (h) "Options" shall mean the stock options issued
               pursuant to this Plan.

                        (i) "Plan" shall mean this 2000 Stock Option Plan of
               Command Security Corporation as adopted by the Board of Directors as of November 13, 2000, as such Plan may be amended from time to time.

                        (j) "Share" shall mean a share of common stock of the
               Corporation, par value $.0001.

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                        (k) "Subsidiary" shall mean any "Subsidiary
               corporation", as such term is defined in Section 425(f) of the Internal Revenue Code.

               3. Administration of the Plan. The Board of Directors shall appoint a Committee of at least three (3) members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, which shall have the authority to administer the Plan as provided herein. Each member of the Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Committee. Any vacancy in the Committee may be filled by a resolution adopted by a majority of the full Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. A member of the Committee may resign from the committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, such resignation shall take effect upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.

               4. Participants. Except as hereinafter provided, the class of individuals who are potential recipients of options to be granted under this Plan consists of those individuals who are Eligible Recipients, as determined by the Committee. The Eligible Recipients to whom Options are granted under this Plan and the number of Shares subject to each such option shall be determined by the Committee, in its sole discretion, in accordance with the terms and conditions of this Plan.

               5. Shares; Grant of Options. The Committee may, but shall not be required to, grant, in accordance with this Plan, Options to purchase an aggregate of up to 500,000 Shares, which may be either Treasury Shares or authorized but unissued Shares.

               Options granted under this Plan may be either "incentive stock options" (within the meaning of Section 422A of the Internal Revenue
 Code) or non-qualified stock options. An Option granted under this Plan shall be deemed to be an incentive stock option (within the meaning of section 422A of the Internal Revenue Code), unless the Committee, in its sole discretion, designates otherwise. Options which are designated not to be incentive stock options shall not be treated as such for purposes of this Plan and the Internal Revenue Code.

               If any Option shall expire, be cancelled or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be made subject to Options under the Plan.

               Nothing herein contained shall be construed to prohibit the grant of Options at different times to the same Eligible Recipient.

               The form of Option shall be determined from time to time by the Committee. The terms and provisions of the Option shall be set forth in writing in a certificate or agreement (the "Option Certificate") signed by the Option holder and on behalf of the Corporation by the Chairman of the Board of Directors or the President or a Vice President of the Corporation. The Option Certificate shall state whether or not the Option is an incentive stock option. The Committee may, in its sole discretion, at the time an Option is granted, establish one or more conditions to the exercise of an Option, provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with
 Section 422A of the Internal Revenue Code.

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               6. Price. The exercise price per share of the Shares to be purchased pursuant to any option shall be fixed by the Committee at the time an option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the option is granted.

               7. Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but not more than ten (10) years from the date upon which the Option is granted.

               8. Limitations Regarding Ten Percent Stockholders. No option which is intended to qualify as an incentive stock option may be granted under this Plan to any Eligible Recipient who, at the time the Option is granted, owns, or is considered as owning, within the meaning of Section 422A of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or a Subsidiary, unless the exercise price under such Option is at least 110 percent (110%) of the Fair Market value of a Share on the date such Option is granted and the duration of such Option is no mere than five (5) years.

               9. Option Holder Not a Stockholder. An Option holder shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any Shares subject to such Option unless and until the Option shall have been exercised pursuant to the terms thereof, the Corporation shall have issued and delivered Shares to the Option holder, and said holder's name shall have been entered as a stockholder of record an the books of the Corporation. Thereupon, said holder shall have full voting, dividend and other ownership rights with respect to such Shares.

             10. Consideration for Options. As consideration for the grant of an Option, the Corporation may, in its discretion, obtain in each case: (a) from any Eligible Recipient who is an employee of the Corporation or a Subsidiary and who, at the time the Option is granted, shall not have been under a contract of employment, an option to have the services of such Eligible Recipient for such period, up to one (1) year, as the Corporation shall determine; or (b) from any Eligible Recipient who is under an employment contract at the time the Option is granted, an option to extend the term of his contract for a period of up to one (1) year upon such terms and conditions as the Corporation and the Eligible Recipient may agree, but if they are unable to agree, then upon the same terms and conditions of such contract; or (c) from either an Eligible Recipient who is or is not under an employment contract at the time the Option is granted, such other consideration as the Committee, in its discretion, shall request.

             11. Non-transferability of Options. Options and all rights thereunder shall be non-transferable and non-assignable by the holder thereof, except to the extent that the representative of the estate or the heirs of a deceased option holder may be permitted to exercise them, and during the holder's lifetime shall be exercisable only by the holder.

             12. Exercise of Options. Except as otherwise provided herein, an Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee at the time the Option is granted.

               Notwithstanding any other provision of this Plan to the contrary, any option granted under the Plan which is an incentive stock option shall not be exercisable to the extent that the Fair Market Value of the Shares (determined as of the date of grant) with respect to which such option (and any other incentive stock option granted to the holder under this Plan or any other stock option plan maintained by the Corporation or any Subsidiary) first becomes exercisable in any calendar year exceeds $100,000.

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               All or any part of any remaining unexercized Options granted to any person may be exercised in full, whether or not then exercisable, upon the occurrence of such special circumstance or event as in the sole discretion of the Committee merits special consideration.

               An Option shall be exercised by the delivery of a written notice duly signed by the Option holder thereof (or the representative of the estate or the heirs of a deceased Option holder) to such effect, together with the Option Certificate and either cash, a certified check payable to the order of the Corporation or Shares duly endorsed over to the Corporation (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board, the President or an officer of the Corporation who has been designated for the purpose of receiving the same; provided, however, that a holder may not use any Shares acquired pursuant to the exercise of an Option granted under this Plan or any other stock option plan maintained by the Corporation or any Subsidiary unless the holder has beneficially owned such Shares for at least six months. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

               Within a reasonable time after exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option Certificate in replacement of the Option Certificate surrendered at the time of the exercise of the option, indicating the number of Shares with respect to which the option remains available for exercise, or the original option Certificate shall be endorsed to give effect to the partial exercise thereof.

              13. Termination of Services. All or any part of any Option, to the extent unexercised, shall terminate immediately if the Option holder ceases to be an employee of the corporation or a Subsidiary, except that the Option holder shall have until the end of the tenth (10th) business day following the date he ceases to be an employee of the corporation, or a Subsidiary, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or position terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if an individual ceases to be an employee of the corporation or a subsidiary due to retirement on or after attaining the, age of sixty-five (65) years (or such earlier date as such person shall be permitted to retire under the Corporation's retirement plan, if any), or to disability (as such term is defined in Section 422A(c)(7) of the Internal Revenue Code, the existence of which disability shall be determined by the Committee, in its sole discretion, which determination shall be conclusive) or to death, the Option holder, or the representative of the estate or the heirs of a deceased Option holder, shall have the privilege of exercising the options which are unexercisad at the time of such retirement, disability or death, but only to the extent that such Options are then exercisable: (a) within three (3) months of the option holder's retirement; (b) within one year of the Option holders, disability, or (c) within one year of the Option holder's death, as the case may be; Provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option. If an Option holder ceases to be an employee of the Corporation or a Subsidiary because of the Option holder's violation of his duties to the Corporation and its Subsidiaries as he may from time to time have, the existence of which violation shall be determined by the Committee, in its sole discretion

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 (which determination by the Committee shall be conclusive), whether before or after the Option holder's termination, all unexercised Options of such Option holder shall terminate immediately upon such termination and such Option holder shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the date he ceased to be an employee of the Corporation or a Subsidiary.

               Nothing contained herein or in the Option Certificate shall be construed to confer on any Eligible Recipient any right to continue in the employ of the Corporation or its Subsidiaries or as a director of the Corporation or its Subsidiaries or derogate from any right of the Corporation or its Subsidiaries to retire, request the resignation of or discharge such Eligible Recipient, at any time, with or without cause.

              14. Adjustment of Shares. If prior to the complete exercise of any option there shall be declared and paid a stock dividend upon the common stock of the corporation or if the common stock of the Corporation shall be split-up, converted, exchanged, reclassified, or in any way substituted for, the option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property, subject to the terms of the Option, to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate exercise price upon the future exercise of the option shall be the same as if the originally optioned Shares were being purchased thereunder. If prior to the complete exercise of any Option there shall be a spin-off transaction pursuant: to the reorganization of the Corporation, the Option to the extent that it has not been exercised, shall be adjusted by adjusting the exercise price of the Option and adjusting the number of shares subject thereto, in order to reflect the decrease, if any, in the fair market value of the Shares, resulting from the spin-off transaction; in any such case, the option as adjusted, shall entitle the holder thereof, upon the future exercise of the Option, to the number of Shares which have a fair market value immediately after the occurrence of the spin-off transaction equal to the fair market value of the Shares subject to the Option on the day before the occurrence of such spin-off transaction, and the aggregate exercise price upon the future exercise of the Option shall be the same as the aggregate exercise price of the Shares subject to the option on the day before the occurrence of such spin-off transaction. Any fractional shares or other securities payable upon the exercise of the Option as a result of such adjustment due to the occurrence of such stock dividend, split-up, conversion, exchange, reclassification, substitution or spin-off shall be payable in Cash based upon the Fair market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

               Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or in which the Corporation becomes a subsidiary of another corporation, or upon the sale of substantially all of the property of the Corporation to another corporation, the Plan and the Options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of Options theretofore granted, or the substitution for such Options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices.

              15. Issuance of Shares and Compliance with Securities Laws. Before issuing and delivering any Shares to an option holder, the

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 Corporation may: (i) require the holder to give satisfactory assurances that the Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the Shares; and (iii) condition the exercise of an Option or the issuance and delivery of Shares upon the listing, registration or qualification of the Shares covered by such Option upon a securities exchange or under applicable securities laws.

               The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

              16. Income Tax Withholding. If the Corporation or a
 Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of an Option, the Corporation or such Subsidiary shall be entitled to deduct and withhold such amount from any cash payments to be made to the Option holder. In any event, the holder shall make available to the Corporation or such Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding, and the Corporation or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or such Subsidiary cut of any funds or property due or to become due to the holder.

              17. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors and the Committee, if any, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors and the Committee, if any, with the consent of each adversely affected Option holder, may at any time cancel any outstanding Option or withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment which would increase the number of Shares issuable under Options or change the class of employees to whom options may be granted must be adopted by the Board of Directors and shall be subject to the approval of the stockholders of the Corporation within one (1) year of such amendment.

               Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

              18. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board of Directors or as members of the Committee, the Corporation shall indemnify the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action suit or proceeding to which they or any of them may be party by reason or any action taken or failure to act under or in connection with the Plan or any award made under the Plan, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a Committee member shall notify the Corporation in writing, giving the Corporation an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

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              19. Effective Date. This Plan shall be effective as of
 November 13, 2000, the date on-which the Plan was adopted by the Board of Directors of the Company and approved by the holders of a majority of the outstanding Shares of the Company at a duly held Stockholders' meeting.

              20. Final Issuance Date. No Option shall be granted under the Plan after 2010.